As filed with the Securities and Exchange Commission on March 16, 2023
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_________________________
PAGERDUTY, INC.
(Exact name of registrant as specified in its charter)

Delaware	27-2793871
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)
600 Townsend St., Suite 200
San Francisco, California 94103
(844) 800-3889
_________________________
(Address of principal executive offices) (Zip code)

PagerDuty, Inc. 2019 Equity Incentive Plan
PagerDuty, Inc. 2019 Employee Stock Purchase Plan
_________________________
(Full title of the plan)
Jennifer G. Tejada
Chief Executive Officer
PagerDuty, Inc.
600 Townsend St., Suite 200
San Francisco, California 94103
(844) 800-3889
_________________________
(Name and address of agent for service) (Telephone number, including area code, of agent for service)
_________________________
Copies to:

David J. Segre Jon C. Avina Calise Y. Cheng David R. Ambler Cooley LLP 3175 Hanover Street Palo Alto, California 94304	Shelley Webb PagerDuty, Inc. 600 Townsend St., Suite 200 San Francisco, California 94103 (844) 800-3889
_________________________
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed by PagerDuty, Inc. (the “Registrant”) to register 4,558,933 additional shares of Common Stock, par value $0.000005 per share, reserved for issuance under the Registrant's 2019 Equity Incentive Plan and 911,786 additional shares of Common Stock, par value $0.000005 per share, reserved for issuance under the Registrant's 2019 Employee Stock Purchase Plan.

PART II
ITEM 3.    INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The following documents filed by the Registrant with the Securities and Exchange Commission (the “Commission”) are incorporated by reference into this Registration Statement:
a.The Registrant’s Annual Report on Form 10-K for the fiscal year ended January 31, 2023, filed with the Commission on March 16, 2023 pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
b.The Registrant’s Current Report on Form 8-K, filed with the Commission on January 24, 2023.
c.The description of the Registrant’s Common Stock which is contained in the Registrant’s Registration Statement on Form 8-A filed on April 2, 2019 (File No. 001-38856) under the Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.
d.All other reports and documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Pursuant to General Instruction E of Form S-8 regarding Registration of Additional Securities, the contents of the Registration Statements on Form S-8 filed with the Securities and Exchange Commission on April 15, 2019 (File No. 333-230889), March 19, 2020 (File No. 333-237280), March 19, 2021 (File No. 333-254503) and March 17, 2022 (File No. 333-263645) are hereby incorporated by reference in this Registration Statement to the extent not replaced hereby.

ITEM 8    EXHIBITS

		Incorporated by Reference
Exhibit Number	Description	Form	File Number	Exhibit	Filing Date
3.1	Amended and Restated Certificate of Incorporation of PagerDuty, Inc.	8-K	001-38856	3.1	April 15, 2019
3.2	Amended and Restated Bylaws of PagerDuty, Inc.	8-K	001-38856	3.2	April 15, 2019
5.1*	Opinion of Cooley LLP.
10.1	PagerDuty, Inc. 2019 Equity Incentive Plan, as amended, and forms of agreements thereunder.	10-K	001-38856	10.1	March 17, 2022
10.2	PagerDuty, Inc. 2019 Employee Stock Purchase Plan.	S-1	333-230323	10.3	March 21, 2019
23.1*	Consent of independent registered public accounting firm.
23.2*	Consent of Cooley LLP (included in Exhibit 5.1).
24.1*	Power of Attorney (reference is made to the signature page hereto).
107*	Filing Fee Table.
______________
*    Filed herewith

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S‑8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on March 16, 2023.

PAGERDUTY, INC.

By:	/s/ Jennifer G. Tejada
Jennifer G. Tejada
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jennifer G. Tejada, Owen Howard Wilson, and Shelley Webb, and each or any one of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jennifer G. Tejada	Chief Executive Officer and Director (Principal Executive Officer)	March 16, 2023
Jennifer G. Tejada

/s/ Owen Howard Wilson	Chief Financial Officer (Principal Financial Officer)	March 16, 2023
Owen Howard Wilson

/s/ Mitra Rezvan	Vice President, Finance and Corporate Controller (Principal Accounting Officer)	March 16, 2023
Mitra Rezvan

/s/ Sameer Dholakia	Director	March 16, 2023
Sameer Dholakia

/s/ Alec Gallimore	Director	March 16, 2023
Alec Gallimore

/s/ Elena Gomez	Director	March 16, 2023
Elena Gomez

/s/ William Losch	Director	March 16, 2023
William Losch

/s/ Rathi Murthy	Director	March 16, 2023
Rathi Murthy

/s/ Zachary Nelson	Director	March 16, 2023
Zachary Nelson

/s/ Alex Solomon	Director	March 16, 2023
Alex Solomon

/s/ Bonita Stewart	Director	March 16, 2023
Bonita Stewart